Morgan Stanley Convertible Securities Trust
                     Item 77(o) 10f-3 Transactions
                  April 1, 2001 - September 30, 2001


Security    Date   Price    Shares  % of    Total         Purcha  Broker
            of     Of       Purcha  Assets  Issued        sed
            Purcha Shares   sed                           By
            se                                            Fund
Charter     6/29/0  $100.0    3,000 0.108%  $632,500,000  0.474%  GS, BOA,
Communicat    1          0                           .00          BS, ML,
ions                                                              SSB, JPM
Peabody     6/22/0  $28.00    5,500 0.053%  $420,000,000  0.037%  Lehman
Energy        1                                      .00          Brothers
Corp./
"BTU"
            6/29/0  $50.00   60,000 1.083%  $862,500,000  60,000  CSFB,
Raytheon      1                                      .00          BOA,
                                                                  SSB,JPM
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